Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement, dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the Agreement to add the following funds and its applicable fee schedule; and
    Reckoner BBB-B CLO Annual ETF
    Reckoner BBB-B CLO Reinvesting ETF
    Reckoner Yield Enhanced AAA CLO Annual ETF
    Reckoner Yield Enhanced AAA CLO Reinvesting ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

As of the Effective Date, the Exhibit for Reckoner Capital Management LLC attached hereto is hereby added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISOR MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Russell Simon	By: /s/ Gregory Farley
Name: Russell Simon	Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: 12/16/2025	Date: 12/17/2025

Exhibit for Reckoner Capital Management LLC
to the
Advisor Managed Portfolios Custody Agreement

Name of ETF Series (Fees Applicable to ETFs)
Reckoner Leveraged AAA CLO ETF
Reckoner BBB-B CLO ETF
Reckoner BBB-B CLO Annual ETF
Reckoner BBB-B CLO Reinvesting ETF
Reckoner Yield Enhanced AAA CLO Annual ETF
Reckoner Yield Enhanced AAA CLO Reinvesting ETF

Custody Services Fee Schedule
Base Fee for Custody Services

The base fee for custody services shall be the greater of the basis point fee or annual minimum1 where Reckoner Capital Management LLC (the “Adviser”) acts as investment adviser to the series of the Trust listed above (each a “Fund,” and collectively, the “Funds”).

Annual Minimum per Fund2                 Basis Points on Fund AUM2, 3
$[ ]                            Balance     [ ]bps

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Once a Fund is operational, should the investment advisory agreement between the Trust and Adviser dated on or around the date of this Amendment (the “Investment Advisory Agreement”) be terminated prior to the end of the initial two-year term, Adviser will be responsible for the balance of the minimum fees hereunder for the remainder of the initial two-year term. Following the initial two-year term of the Investment Advisory Agreement, so long as the Investment Advisory Agreement continues to be effective, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive one-year periods, and should the Investment Advisory Agreement be terminated prior to the end of such a one-year period, Adviser will be responsible for the balance of the minimum fees hereunder for the remainder of such one-year period.

Additional services not included herein shall be mutually agreed upon in writing at the time of the service being added. In addition to the fees described above, additional fees may be charged
3 Fee does not apply to Reckoner BBB-B CLO Annual ETF, Reckoner BBB-B CLO Reinvesting ETF, Reckoner Yield Enhanced AAA CLO Annual ETF, Reckoner Yield Enhanced AAA CLO Reinvesting Fund.  The Annual Minimum per fund will apply.

to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bank acts as the Fund administrator)
$[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[ ] Per Non-USD wire.
$[ ] Per 3rd party FX settled at Custodian
$[ ] Monthly charge on zero valued securities (Per ISIN)
$[ ] Per Proxy Vote cast.
$[ ] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund-of-fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [ ]% of gross proceeds, $[ ] minimum recovery.
No charge for the initial conversion free receipt if a Fund is converting from another service provider.
$[ ] per SMA converting into a Fund
Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
Third Party lending - Additional fees will apply

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [ ] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per Fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the following may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees
Global custody transaction fees associated with Sponsor Trades1. (See Global Custody Transaction Fees Schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
    Global Filing: $[ ] per annum
    U.S. Domestic Filing: $[ ] per annum (Only ADRs)
    3rd Party Tax Service Provider: $[ ] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for Custodian Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by Custodian directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule
Global Custody Transaction Fees Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	Rates are available upon request	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
France	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Greece	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
			Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within Custodian’s sub-custodian network.

The Adviser’s signature below is an acknowledgment of the above fee schedule.

Reckoner Capital Management LLC

By: /s/ John E. Kim
Name: John E. Kim
Title: Chief Executive Officer
Date: June 19, 2025